Exhibit (d)(1)(xxxv)

AMENDMENT NO. 4

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 4 to the Investment Management Agreement (“Amendment No. 4”), effective as of September 18, 2009 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable”).

The Trust and AXA Equitable agree to modify and amend the Investment Management Agreement, dated as of May 1, 2007, as amended, between the Trust and AXA Equitable (the “Agreement”), as follows:

1.	Name Change. The name of the EQ/AXA Franklin Templeton Founding Strategy Core Portfolio will change to EQ/Franklin Templeton Allocation Portfolio.

2.	Appendix A. Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which AXA Equitable is appointed as the investment manager, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

APPENDIX A

TO THE

INVESTMENT MANAGEMENT AGREEMENT

Portfolio	Management Fee

EQ/Franklin Templeton Allocation Portfolio (formerly, EQ/AXA Franklin Templeton Founding Strategy Core Portfolio)	0.05% of the average daily net assets of the Portfolio.

Crossings Conservative Allocation Portfolio	0.10% of the average daily net assets of the Crossings Portfolios
Crossings Conservative-Plus Allocation Portfolio
Crossings Moderate Allocation Portfolio
Crossings Moderate-Plus Allocation Portfolio
Crossings Aggressive Allocation Portfolio (collectively, the “Crossings Portfolios”)

AXA Balanced Strategy Portfolio AXA Conservative Growth Strategy Portfolio	0.10% of the average daily net assets of the Strategic Allocation Portfolios.
AXA Conservative Strategy Portfolio
AXA Moderate Growth Strategy Portfolio
AXA Growth Strategy Portfolio (collectively, the “Strategic Allocation Portfolios”)